Exhibit 20

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: April 30, 2004

Distribution Date Summary
	Initial	Begin	End	# days
Distribution Date			05/20/2004
Collection Period		04/01/2004	04/30/2004	30
Monthly Interest Period – Actual		04/20/2004	05/20/2004	30
Monthly Interest – Scheduled				30
Pool Balance	733,163,743.80	588,365,295.21	566,518,656.14	—

Monthly Distribution Summary
	Initial Balance	Beginning Balance	Principal Distribution	Ending Balance	Note Factor
Class A-1 Notes	149,000,000.00	—	—	—	—
Class A-2 Notes	245,000,000.00	241,870,110.97	21,846,639.07	220,023,471.90	0.8980550
Class A-3 Notes	151,000,000.00	151,000,000.00	—	151,000,000.00	1.0000000
Class A-4 Notes	160,670,000.00	160,670,000.00	—	160,670,000.00	1.0000000
Class B Notes	18,329,000.00	18,329,000.00	—	18,329,000.00	1.0000000

Total Securities	723,999,000.00	571,869,110.97	21,846,639.07	550,022,471.90

	Coupon Rate	Monthly Accrued Interest	Prior Interest Carryover	Total Interest Paid	Interest Shortfall
Class A-1 Notes	1.1000%	—	—	—	—
Class A-2 Notes	1.2900%	260,010.37	—	260,010.37	—
Class A-3 Notes	1.8200%	229,016.67	—	229,016.67	—
Class A-4 Notes	2.4300%	325,356.75	—	325,356.75	—
Class B Notes	2.1000%	32,075.75	—	32,075.75	—

Total Securities		846,459.54	—	846,459.54	—

Available Collections
Principal Payments Received		21,584,759.27
Interest Payments Received		3,141,614.32
Receivables Repurchased during collection period – Principal	—	—
Receivables Repurchased during collection period – Interest		—
Recoveries on Defaulted Receivables		125,844.35

Total Available Collections		24,852,217.94

Reserve Account Transfer Amount		—

Total Available Funds		24,852,217.94

Summary of Distributions
Payment of Servicing Fee:	490,304.41
Payment of Class A Interest Amount:	814,383.79
First Priority Principal Distribution Amount:	—
Payment of Class B Monthly Interest:	32,075.75
Regular Principal Distribution Amount:	21,846,639.07
Payment to the Reserve Account to Maintain Specified Reserve Balance:	—

Remaining Available Funds (To the Holder(s) of the Certificates)	1,668,814.92

Release of excess reserve	178,630.95

Total Funds Remitted (To the Holder(s) of the Certificates)	1,847,445.87

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: April 30, 2004

Calculation of Servicing Fee
Beginning Pool Balance		588,365,295.21
Multiplied By: Monthly Servicing Fee (1.0%/12)		0.08333%
Monthly Servicing Fee		490,304.41
Plus: Unpaid Servicing Fees from Prior Periods		—

Servicing Fees Due and Paid		490,304.41

Calculation of Class A Interest Amount Due
Class A-1 Note Interest Accrued		—
Class A-2 Note Interest Accrued		260,010.37
Class A-3 Note Interest Accrued		229,016.67
Class A-4 Note Interest Accrued		325,356.75
Total Class A Note Interest Accrued During Period		814,383.79
Plus: Interest Shortfalls from Prior Periods		—

Total Class A Note Interest Due		814,383.79

Calculation of Class A Interest Amount Paid
Available Collections After Servicing Fee		24,361,913.53
Available Collection Shortfall		—
Reserve Account Draw		—

Class A Interest Amount Paid		814,383.79

Class A Interest Shortfall Carryforward		—

Calculation of First Priority Principal Distribution Amount Due:
Beginning Class A Note Balance		553,540,110.97
Less: Ending Pool Balance		566,518,656.14

First Priority Principal Distribution Amount		—

Calculation of First Priority Principal Distribution Amount Paid:
Available Collections After Servicing Fee and Class A Interest		23,547,529.74
Available Collections Shortfall		—
Reserve Account Draw		—

First Priority Principal Distribution Amount Paid		—

Calculation of Class B Interest Amount Due
Class B Note Interest Accrued		32,075.75
Plus: Interest Shortfalls from Prior Periods		—

Total Class B Note Interest Due		32,075.75

Calculation of Class B Interest Amount Paid
Available Collections After Servicing Fee, Class A Interest and First Priority Principal		23,547,529.74
Available Collection Shortfall		—
Reserve Account Draw		—

Class B Interest Amount Paid		32,075.75

Class B Interest Shortfall Carryforward		0.00

Calculation of Regular Principal Distribution Amount:
Aggregate Beginning Outstanding Note Balance		571,869,110.97
Less:
Ending Pool Balance	566,518,656.14
Less: Target Overcollateralization Amount	(16,496,184.24)	550,022,471.90

Less: First Priority Principal Distribution Amount		—

Regular Principal Distribution Amount before Reserve Account Draw Amount		21,846,639.07

Available Funds, before Reserve Account Draw		23,515,453.99
Available Funds Shortfall Amount		—
Reserve Account Draw Amount		—

Regular Principal Distribution Amount Paid		21,846,639.07

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: April 30, 2004

Class A Principal Distribution Amount Due:
The Greater of:
(A) The Beginning Class A-1 Note Balance	—

(B) The Beginning Class A Note Balance minus the lesser of:	553,540,110.97

(i) the product of (x) the Ending Pool Balance and (y) 88.75% plus a % equivalent of a fraction equal to the Reserve Account (prior to deposits) divided by the Ending Pool Balance	507,496,087.53

46,044,023.45

(ii) the excess of (x) the Ending Pool Balance over (y) the Target Overcollateralization Amount	550,022,471.90

3,517,639.07

Class A Principal Distribution Amount	46,044,023.45

Class B Principal Distribution Amount Due:
The excess of (A) the sum of (i) the Ending Class A Note Balance and (ii) the Beginning Class B Note Balance over (B) the excess of (x) the Ending Pool Balance and (y) the Target Overcollateralization Amount	0.00

Class B Principal Distribution Amount	0.00

Principal Distribution Amount Paid:
Available Collections for Principal Distribution	23,515,453.99

(i) To the Class A Notes, sequentially:
(a) Class A-1 Notes	—
(a) Class A-2 Notes	21,846,639.07
(a) Class A-3 Notes	—
(a) Class A-4 Notes	—
(ii) To the Class B Notes	—
(iii) To the Certificateholder	1,668,814.92

Target Overcollateralization Amount
Lesser of:
(A) 2.25% of the Initial Pool Balance	16,496,184.24
(B) The greater of:
(i) 0.75% of the Initial Pool Balance less the Pre-Addition Reserve Balance	787,947.88
(ii) 11.25% of the Ending Pool Balance less the Pre-Addition Reserve Balance	59,201,199.57

Target Overcollateralization Amount	16,496,184.24

Overcollateralization Amount
Beginning Overcollateralization Amount	16,496,184.24
Target Overcollateralization Amount	16,496,184.24
Overcollateralization Excess/(Deficiency)	0.00
Overcollateralization Release Amount	—
Overcollateralization Increase Amount	—

Overcollateralization Amount	16,496,184.24

Reserve Account
Beginning Reserve Account Balance	4,706,922.36
Plus: Interest Accrued	3,857.84
Less: Reserve Account Draw	—
Reserve Account Balance Prior to Deposits	4,710,780.20

Specified Reserve Account Balance is Greater of:
(a) 0.80% of Ending Pool Balance	4,532,149.25
(b) 0.25% of the Initial Pool Balance	1,832,909.36

Reserve Account (Deficiency)/Excess	178,630.95
Deposit of Excess Available Funds	—
Release of excess reserve	178,630.95

Ending Reserve Account Balance	4,532,149.25

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: April 30, 2004

POOL STATISTICS
		Initial	Current
Collateral Pool Balance Data:
Net Pool Balance		733,163,743.80	566,518,656.14
Number of Current Contracts		41,825	37,015
Weighted Average Loan Rate		6.4000%	6.3769%
Weighted Average Remaining Term (months)		56.6	48.9

		Units	Principal Balance
Net Loss Activity:
Principal Losses for Current Collection Period		36	261,879.80
Less: Recoveries from Prior Months Charge offs			125,844.35
Net Principal Losses for Current Collection Period			136,035.45
Monthly Net Loss Rate (Annualized)			0.2775%

Beginning Net Principal Losses		145	997,441.84
Net Principal Losses for Current Collection Period		36	136,035.45
Cumulative Net Principal Losses		181	1,133,477.29
Cumulative Net Principal Loss Rate			0.1546%

Receivables for which related Financed Vehicle has been repossessed and not liquidated		26	508,496.52

	Percentage $	Units	Outstanding Principal Balance
Delinquencies Aging Profile – End of Period:
Current	93.60%	34,870	530,277,845.74
1 – 29 Days Delinquent	5.74%	1,922	32,502,543.14
30 – 59 Days Delinquent	0.39%	132	2,204,981.90
60 – 89 Days Delinquent	0.10%	38	590,640.38
90 – 119 Days Delinquent	0.10%	33	558,784.57
120–149 Days Delinquent	0.04%	11	234,464.65
150–179 Days Delinquent	0.02%	6	98,300.51
180+ Days Delinquent	0.01%	3	51,095.25

Total		37,015	566,518,656.14

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate on this 18th day of May 2004.

Bank One, National Association as Servicer

By:	/s/ Philip C. McNiel

Philip C. McNiel Vice President